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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-8 No. 33-0485615) pertaining to the Chicago Pizza & Brewery, Inc. 1996 Stock Option Plan, Option Agreement with Paul A. Montenko and Option Agreement with Jeremiah J. Hennessy of our report dated February 27, 2002, with respect to the 2001 consolidated financial statements of Chicago Pizza & Brewery, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Orange County, California
September 6, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS